UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 15, 2000
                                ----------------
                Date of Report (Date of earliest event reported)


                            COVOL TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                      0-27808                87-0547337
            --------                      -------                ----------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                     Identification No.)


                              3280 N. Frontage Road
                                 Lehi, UT 84043
                                 --------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 768-4481
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                              --------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events - Announcement of Sale of Common Stock

Covol announced on March 15, 2000 that it sold approximately 3.6 million shares of common stock. The complete text of the announcement follows.

Covol Technologies, Inc. today announced that it entered into a binding subscription agreement for the sale of approximately 3.6 million shares of common stock at $l.36 per share, for an aggregate consideration of $5,000,000. The shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The subscription agreement does however contain registration rights. The Company is still reviewing its options, but is likely to use the proceeds to redeem its Series D preferred stock, held by Oz Master Fund, Ltd. The Series D preferred stock is convertible into common shares of the Company at a conversion price that is equal to 90% of the three lowest closing bid prices per share in the prior twenty day trading period. Because of the variable conversion price, the Series D preferred stock is dilutive if the Company's stock price declines. As of March 14, 2000, the Series D preferred stock is convertible into approximately 3.2 million shares.

Steven Stewart, Chief Financial Officer, said, "We appreciate the relationship that we have developed with OZ. They provided the Company with financing when additional funding was critical to the Company. The financing was costly, and we are pleased that we now have the ability to redeem the remaining preferred stock, thus eliminating further potential dilution and market overhang, while providing OZ with an attractive return."

Covol is a technology licensing company which engineers industrial waste and other by-products into value added fuels and resources.

Statements in this news release that relate to future plans, possible transactions, or projected valuations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including any statement with respect to anticipated products to be produced using Covol's technology and Covol's strategy. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Although Covol believes that its expectations are based on reasonable assumptions, there are a number of business factors which singularly or combined may affect the Company's future operating results. In addition to matters affecting Covol's industry or the coal industry or the economy generally, factors which could cause actual results to differ from expectations set forth in the above identified forward-looking statements include but are not limited to: the ability to successfully negotiate terms and consummate proposed transactions, ability to sell the Company-owned synthetic fuel facility on favorable terms, including the ability to negotiate settlements of contract terminations caused by facility relocations, ability to obtain necessary capital or financing, ability to comply with covenants in financing agreements, including financial performance criteria, ability to conserve capital through cost reductions until operating revenues exceed expenses, ability of licensees to market synthetic fuel produced, generating royalties for Covol, ability of Covol to collect royalties and other payments from licensees, ability of licensees to achieve expected production levels at the synthetic fuel facilities, favorable IRS tax treatment, availability of natural resources and suitable raw materials, ability to locate appropriate sites for facilities, ability of Covol to complete specific research and development projects, and the commercial viability of Covol's technologies.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  COVOL TECHNOLOGIES, INC.
                                                         Registrant

Date: March 22, 2000                               /s/ Kirk A. Benson
                                                   ------------------
                                                   Kirk A. Benson
                                                   Chief Executive Officer and
                                                   Principal Executive Officer
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